Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements and Related Prospectuses:
(1)	Registration Statement (Form S-8 No. 333-21679) of Sovran Self Storage, Inc.

(2)	Registration Statement (Form S-8 No. 333-42272) pertaining to the 1995 Award and Option Plan and to the 1995 Outside Directors’ Stock Option Plan,

(3)	Registration Statement (Form S-8 No. 333-42270) pertaining to the Deferred Compensation Plan for Directors of Sovran Self Storage, Inc.,

(4)	Registration Statement (Form S-3 No. 333-64735) of Sovran Self Storage, Inc.,

(5)	Registration Statement (Form S-8 No. 333-73806) pertaining to the 1995 Award and Option Plan,

(6)	Registration Statement (Form S-3 No. 333-97715) of Sovran Self Storage, Inc.,

(7)	Registration Statement (Form S-8 No. 333-107464) pertaining to the 1995 Outside Directors’ Stock Option Plan,

(8)	Registration Statement (Form S-8 No. 333-138937) pertaining to the 2005 Award and Option Plan,

(9)	Registration Statement (Form S-3 No. 333-51169) of Sovran Self Storage, Inc. and Sovran Acquisition Limited Partnership,

(10)	Registration Statement (Form S-3 No. 333-118223) of Sovran Self Storage, Inc. and Sovran Acquisition Limited Partnership and,

(11)	Registration Statement (Form S-3 No. 333-138970) of Sovran Self Storage, Inc.;
of our reports dated February 25, 2008, with respect to the consolidated financial statements and schedule of Sovran Self Storage, Inc., and the effectiveness of internal control over financial reporting of Sovran Self Storage, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP
Buffalo, New York
February 25, 2008

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